UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

October 14, 2026

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As previously disclosed, on June 14, 2026, Fox Corporation (“FOX” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Falcon Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), Falcon Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 2”), and Roku, Inc., a Delaware corporation (“Roku”), pursuant to which, subject to the terms and conditions of the Merger Agreement, (i) Merger Sub 1 will merge with and into Roku (the “First Merger”), with Roku continuing as the surviving corporation (the “Surviving Corporation”) and becoming a wholly owned subsidiary of the Company, and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the Surviving Corporation will merge with and into Merger Sub 2 (the “Second Merger”), with Merger Sub 2 continuing as the surviving entity and as a wholly owned subsidiary of the Company.

On October 14, 2026, the Company held a special meeting (the “Special Meeting”) of the holders of its Class B common stock, par value $0.01 per share (the “Class B Common Stock”) to consider and vote on certain proposals in connection with the proposed transaction. A brief description of the matters voted upon at the Special Meeting, each of which is described in more detail in the Company’s joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on September 1, 2026, and the results of the voting on such matters is set forth below. At the Special Meeting, there were present, in person or by proxy, 197,480,452 shares of the Class B Common Stock entitled to vote at the Special Meeting, representing at least a majority of the 220,248,764 shares of the Class B Common Stock outstanding and entitled to vote and constituting a quorum for all matters to be presented at the Special Meeting.

Proposal 1: A proposal to approve the issuance of the Company’s Class A common stock, par value $0.01 per share, pursuant to the Merger Agreement (referred to as the “Stock Issuance Proposal”) passed and was voted upon by shares of the Class B Common Stock as set out below.

The Stock Issuance Proposal was approved by 99.9% of the votes cast by holders of outstanding Class B Common Stock entitled to vote thereon.

For:	197,363,560
Against:	71,891
Abstain	45,001

Proposal 2: In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there were not sufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal or if a quorum was not present at the Special Meeting (referred to as the “Adjournment Proposal”). The Adjournment Proposal was rendered moot in light of the approval of the Stock Issuance Proposal and so a vote on the Adjournment Proposal was not held at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Adam G. Ciongoli
Name:	Adam G. Ciongoli
Title:	Chief Legal and Policy Officer

October 14, 2026